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EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of General Cable Corporation on Form S-8 of our report dated January 28, 1998, appearing in the Annual Report on Form 10-K of General Cable Corporation for the year ended December 31, 1997.

Deloitte & Touche LLP

Cincinnati, Ohio
July 13, 1998